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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                              Jurisdiction of                Trade Name(s)
      Name                     Incorporation                   (if any)
      ----                     -------------                   --------



Caribiner, Inc.                 New York               Caribiner International
                                                       Caribiner Communications
                                                       Right Source

Caribiner Intellectual
Property Management, Inc.       Delaware




Caribiner Audio Visual
Services, Inc.                  Delaware               Hospitality Resources
                                                       Presentation Services
                                                       Executive Express
                                                       Audio Visual Headquarters


Caribiner Services Limited      England and Wales

Caribiner Europe Limited        England and Wales

Caribiner Holdings UK
No. 2 Limited                   England and Wales




Caribiner Holdings UK
Limited                         England Wales          Caribiner International
                                                       Spectrum
                                                       MWA
                                                       WCT Live Communication

Visual Action Holdings
Limited                         England and Wales

Visual Action Holdings Inc.    Delaware